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As filed with the Securities and Exchange Commission on March 30, 2011

Registration No. 333-171700

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Kosmos Energy Ltd.
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of Incorporation or organization)	1311 (Primary Standard Industrial Classification Code Number)	98-0686001 (I.R.S. Employer Identification Number)

Clarendon House
2 Church Street
Hamilton HM 11, Bermuda
(441) 295-5950
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Brian F. Maxted, Chief Executive Officer
c/o Kosmos Energy, LLC
8176 Park Lane, Suite 500
Dallas, TX 75231
(214) 445-9600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Richard D. Truesdell, Jr., Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000	David J. Beveridge, Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, NY 10022 (212) 848-4000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

        This Amendment No. 3 to the Registration Statement on Form S-1 (Registration No. 333-171700) is being filed in order to file certain exhibits. This Amendment No. 3 modifies the Index to Exhibits of the Registration Statement. The provisions of the Prospectus contained in Part 1 of Amendment No. 2 to the Registration on Form S-1 (Registration No. 333-171700) filed on March 23, 2011 are incorporated by reference in their entirety.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

        The following table sets forth an itemization of the various costs and expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimated except the SEC registration fee, the NYSE listing fee and the FINRA filing fee:

SEC registration fee	$58,050
NYSE listing fee	250,000
FINRA filing fee	75,500
Accounting fees and expense	1,500,000
Printing and engraving expenses	450,000
Legal fees and expenses	2,800,000
Transfer Agents and Registrar fees	25,000
Miscellaneous	341,450

Total	$5,500,000

Item 14.    Indemnification of Directors and Officers.

        Section 98 of the Companies Act 1981 of Bermuda (the "Bermuda Companies Act") provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favour or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Bermuda Companies Act.

        We have adopted provisions in our bye-laws that provide that we shall indemnify our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. Our bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the company, against any of the company's directors or officers for any act or failure to act in the performance of such director's or officer's duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Bermuda Companies Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director.

        Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our bye-laws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

        We carry insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacity as directors and officers. In addition, we expect to enter into indemnification agreements with each of our directors prior to completion of the offering.

        Additionally, reference is made to the Underwriting Agreement filed as Exhibit 1.1. hereto, which provides for indemnification by the underwriters of Kosmos Energy Ltd., our directors and officers who sign the registration statement and persons who control Kosmos Energy Ltd., under certain circumstances.

Item 15.    Recent Sales of Unregistered Securities.

        During the past three years, Kosmos Energy Ltd.'s predecessor, Kosmos Energy Holdings, issued unregistered securities to funds affiliated with Warburg Pincus LLC ("Warburg Pincus"), The Blackstone Group L.P. ("Blackstone"), certain members of management, accredited employee investors and directors, as described below. None of these transactions involved any underwriters or any public offerings, and we believe that each of these transactions was exempt from the registration requirements pursuant to Section 3(a)(9) or Section 4(2) of the Securities Act of 1933, as amended. The recipients of the securities in these transactions represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. The information presented below does not give effect to our corporate reorganization as described in the prospectus.

        During the fiscal year ended December 31, 2008, Kosmos Energy Holdings issued the following unregistered securities for the consideration listed:

Recipient	Securities Issued	Consideration Received by Kosmos Energy Holdings
Warburg Pincus	7,150,893 Series A Convertible Preferred Units	$71,508,930
	4,308,700 Series B Convertible Preferred Units	107,717,500
Blackstone	5,850,738 Series A Convertible Preferred Units	$58,507,380
	3,525,300 Series B Convertible Preferred Units	88,132,500
Members of management, accredited employee investors and directors, in the aggregate	298,367 Series A Convertible Preferred Units	$2,983,670
	152,250 Series B Convertible Preferred Units	3,806,250

        During the fiscal year ended December 31, 2009, Kosmos Energy Holdings issued the following unregistered securities for the consideration listed:

Recipient	Securities Issued	Consideration Received by Kosmos Energy Holdings
Warburg Pincus	6,463,052 Series B Convertible Preferred Units	$161,576,300
	476,134 Series C Convertible Preferred Units(1)	13,450,786
Blackstone	5,287,948 Series B Convertible Preferred Units	$132,198,700
	389,563 Series C Convertible Preferred Units(1)	11,005,155
Members of management, accredited employee investors and directors, in the aggregate	262,750 Series B Convertible Preferred Units	$6,568,750
	19,259 Series C Convertible Preferred Units(1)	544,066

(1)
Kosmos Energy Holdings' financial statements reflect that the proceeds from the Series C funding were allocated on a relative fair value basis between the Series C Convertible Preferred Units and the C1 Common Units.

        During the fiscal year ended December 31, 2010, Kosmos Energy Holdings did not issue any unregistered securities. To date, during the current fiscal year, Kosmos Energy Holdings has not issued any unregistered securities. To date, during the current fiscal year, Kosmos Energy Ltd. has issued one common share in connection with its incorporation under the laws of Bermuda.

Item 16.    Exhibits and Financial Statement Schedules.

(a)
The following exhibits are filed as part of this registration statement:

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement*
3.1	Certificate of Incorporation of Kosmos Energy Ltd. (the "Company")****
3.2	Memorandum of Association of the Company****
3.3	Form of Bye-laws of the Company
3.4	Fourth Amended and Restated Operating Agreement of Kosmos Energy Holdings (the "Predecessor"), as amended
3.5	Memorandum of Association of the Predecessor****
3.6	Articles of Association of the Predecessor****
4.1	Specimen share certificate*
5.1	Opinion of Conyers Dill & Pearman Limited*
9.1	Form of Shareholders Agreement.
10.1
Petroleum Agreement in respect of West Cape Three Points Block Offshore Ghana dated July 22, 2004 among the Ghana National Petroleum Corporation ("GNPC"), Kosmos Energy Ghana HC ("Kosmos Ghana") and the E.O. Group Limited ("E.O. Group").***
10.2	Operating Agreement in respect of West Cape Three Points Block Offshore Ghana dated July 27, 2004 between Kosmos Ghana and E.O. Group.***
10.3	Petroleum Agreement in respect of the Deepwater Tano Contract Area dated March 10, 2006 among GNPC, Tullow Ghana Limited ("Tullow Ghana"), Sabre Oil and Gas Limited ("Sabre") and Kosmos Ghana.***
10.4	Joint Operating Agreement in respect of the Deepwater Tano Contract Area, Offshore Ghana dated August 14, 2006, among Tullow Ghana, Sabre Oil and Gas Limited, and Kosmos Ghana.***
10.5	Assignment Agreement in respect of the Deepwater Tano Block dated September 1, 2006, among Anadarko WCTP Company ("Anadarko WCTP") and Kosmos Ghana.***
10.6
Unitization and Unit Operating Agreement covering the Jubilee Field Unit located offshore the Republic of Ghana dated July 13, 2009, among GNPC, Tullow, Kosmos Ghana, Anadarko WCTP, Sabre and E.O. Group.***
10.7	Atwood Hunter Offshore Drilling Contract dated June 23, 2008 among Kosmos Ghana, Alpha Offshore Drilling Services Company and Noble Energy EG Ltd., as amended.****
10.8	Ndian River Production Sharing Contract dated November 20, 2006 between the Republic of Cameroon and Kosmos Energy Cameroon HC ("Kosmos Cameroon").***
10.9	Decree 2005/249 dated June 30, 2005 granting Perenco Oil and Gas (Cameroon) Ltd. ("Perenco") and Société Nationale des Hydrocarbures ("SNH") the Kombe-N'sepe Permit.***
10.10
Contract of Association relating to the Kombe-N'sepe Permit dated December 11, 1997 between the Republic of Cameroon, CMS Nomeco Cameroon Ltd ("CMS Nomeco Cameroon"), Globex Cameroon, LLC ("Globex Cameroon") and SNH.***

Exhibit Number		Description of Document
10.11		Convention of Establishment relating to the Kombe-N'sepe Permit dated December 11, 1997 between the Republic of Cameroon, CMS Nomeco Cameroon and Globex Cameroon.***
10.12		Deed of Assignment of the Kombe-N'sepe Permit, Contract of Association and Convention of Establishment dated November 16, 2005 between Perenco and Kosmos Cameroon.***
10.13		Agreement on the Management of Petroleum Operations (JOA) covering the Kombe-N'sepe Permit dated July 3, 2008 among SNH, Perenco and Kosmos Cameroon.***
10.14
Petroleum Agreement regarding the exploration for and exploitation of hydrocarbons in the area of interest named Boujdour Offshore dated May 3, 2006 between Office National des Hydrocarbures et des Mines ("ONHYM") and Kosmos Energy Offshore Morocco HC ("Kosmos Morocco").***
10.15		Association Contract regarding the exploration for and exploitation of hydrocarbons in the Boujdour Offshore Block dated May 3, 2006 between ONHYM and Kosmos Morocco.***
10.16		Memorandum of Understanding regarding a new petroleum agreement covering certain areas of the Boujdour Offshore Block dated September 27, 2010 between ONHYM and Kosmos Morocco.***
10.17
Common Terms Agreement, dated July 13, 2009 among Kosmos Energy Finance ("Kosmos Finance"), Kosmos Ghana, Kosmos Energy Development ("Kosmos Development") and the various financial institutions and others party thereto, as amended.***
10.18		Definitions Agreement, dated July 13, 2009 among Kosmos Finance, Kosmos Ghana, Kosmos Development and the various financial institutions and others party thereto, as amended.***
10.19
Senior Bank Facility Agreement, dated July 13, 2009 among Kosmos Finance, Kosmos Development, Kosmos Ghana, Standard Chartered Bank, BNP Paribas SA, Societe Generale, Calyon, ABSA Bank Limited, Africa Finance Corporation, Cordiant Emerging Loan Fund III, L.P. and various other financial institutions party thereto, as amended.***
10.20		Intercreditor Agreement, dated July 13, 2009 among Kosmos Finance, Kosmos Ghana, Kosmos Development and the various financial institutions and others party thereto, as amended.***
10.21	†	Form of Long Term Incentive Plan
10.22	†	Form of Annual Incentive Plan
10.23	†	Form of Non-Qualified Stock Option Award Agreement
10.24	†	Form of Restricted Stock Award Agreement (Exchange)
10.25	†	Form of Restricted Stock Award Agreement (Service Vesting)
10.26	†	Form of Restricted Stock Award Agreement (Performance Vesting)
10.27		Form of Director Indemnification Agreement*
10.28	†
Retirement Agreement dated December 17, 2010 between Kosmos Energy, LLC, Kosmos Energy Holdings, James C. Musselman, Musselman-Kosmos, Ltd. and funds affiliated with Warburg Pincus LLC and The Blackstone Group L.P.***
10.29	†	Consulting Agreement dated November 17, 2010 between Kosmos Energy Holdings and John R. Kemp***
10.30	†	Form of Executive Employment Agreement

Exhibit Number	Description of Document
10.31	Letter agreement, dated May 4, 2010 among Tullow Ghana Limited, Anadarko WCTP Company and Kosmos Energy Ghana HC****
21.1	List of Subsidiaries***
23.1	Consent of Ernst & Young LLP****
23.2	Consent of Netherland, Sewell & Associates, Inc.****
23.3	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1)*
24	Power of Attorney (included on the signature pages of this registration statement)
99.1
Estimate of Reserves and Future Revenue to the Kosmos Energy Interest in the Jubilee Field Phase 1 Development Unit Area located in the West Cape Three Points and Deepwater Tano License Areas Offshore Ghana as of December 31, 2009.****
99.2
Estimate of Reserves and Future Revenue to the Kosmos Energy Interest in the Jubilee Field Phase 1 Development Unit Area located in the West Cape Three Points and Deepwater Tano License Areas Offshore Ghana as of December 31, 2010.****
99.3	Consent of David I. Foley, as director nominee**
99.4	Consent of Jeffrey A. Harris, as director nominee**
99.5	Consent of David Krieger, as director nominee**
99.6	Consent of Prakash A. Melwani, as director nominee**
99.7	Consent of Bayo O. Ogunlesi, as director nominee**
99.8	Consent of Christopher A. Wright, as director nominee**

*
To be filed by amendment.

**
Filed as part of this registration statement on Form S-1 (Registration No. 333-171700) on January 14, 2011.

***
Filed as part of this registration statement on Form S-1 (Registration No. 333-171700) on March 3, 2011.

****
Filed as part of this registration statement on Form S-1 (Registration No. 333-171700) on March 23, 2011.

†
Management contract or compensatory plan or arrangement.
(b)
Financial Statement Schedule

Schedule I—Condensed Parent Company Financial Statements

        Under the terms of agreements governing the indebtedness of subsidiaries of Kosmos Energy Holdings ("KEH," the "Parent Company"), such subsidiaries are restricted from making dividend payments, loans or advances to KEH. Schedule I of Article 5-04 of Regulation S-X requires the condensed financial information of the Parent Company to be filed when the restricted net assets of consolidated subsidiaries exceed 25 percent of consolidated net assets as of the end of the most recently completed fiscal year.

        The following condensed parent-only financial statements of KEH have been prepared in accordance with Rule 12-04, Schedule I of Regulation S-X and included herein. The Parent Company's

100% investment in its subsidiaries has been recorded using the equity basis of accounting in the accompanying condensed parent-only financial statements. The condensed financial statements should be read in conjunction with the consolidated financial statements of Kosmos Energy Holdings and subsidiaries and notes thereto.

Kosmos Energy Holdings

(A Development Stage Entity)

Condensed Parent Company Balance Sheets

	December 31
	2009	2010
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$51,224	$—
Receivables from subsidiaries	3,878	—
Prepaid expenses and other	15	—

Total current assets	55,117	—
Other assets, net of accumulated depreciation and amortization of $773 and $773, respectively	2	—
Investment in subsidiaries at equity	540,482	363,507

Total assets	$595,601	$363,507

Liabilities and unit holdings
Current liabilities:
Accounts payable to subsidiaries	$—	$—
Accrued liabilities	213	—

Total current liabilities	213	—
Convertible preferred units, 100,000 units authorized:
Series A—30,000 units issued at December 31, 2009 and 2010	300,000	383,246
Series B—20,000 units issued at December 31, 2009 and 2010	500,000	568,163
Series C—885 units issued at December 31, 2009 and 2010	13,244	27,097
Unit holdings:
Common units, 100,000 units authorized; 18,667 and 19,070 issued at December 31, 2009 and 2010, respectively	516	516
Additional paid-in capital	19,108	—
Deficit accumulated during development stage	(237,480)	(615,515)

Total unit holdings	(217,856)	(614,999)

Total liabilities, convertible preferred units and unit holdings	$595,601	$363,507

 Kosmos Energy Holdings

(A Development Stage Entity)

Condensed Parent Company Statements of Operations

	Years Ended December 31
	2008	2009	2010
	(In thousands)
Revenues and other income:
Oil and gas revenue	$—	$—	$—
Interest income	188	15	44

Total revenues and other income	188	15	44
Costs and expenses:
General and administrative	4,743	11,580	21,187
General and administrative—related party	12,453	10,663	16,830
Depreciation and amortization	155	39	—
Equity in losses of subsidiaries	31,642	57,494	207,697
Other expenses, net	—	(14)	2

Total costs and expenses	48,993	79,762	245,716

Loss before income taxes	(48,805)	(79,747)	(245,672)
Income tax expense	—	—	—

Net loss	$(48,805)	$(79,747)	$(245,672)

 Kosmos Energy Holdings

(A Development Stage Entity)

Condensed Parent Company Statements of Cash Flows

	Years Ended December 31
	2008	2009	2010
	(In thousands)
Operating activities
Net loss	$(48,805)	$(79,747)	$(245,672)
Adjustments to reconcile net loss to net cash used in operating activities:
Equity in losses of subsidiaries	31,642	57,494	207,697
Depreciation and amortization	155	39	—
Unit-based compensation	3,671	3,468	13,791
Changes in assets and liabilities:
(Increase) decrease in prepaid expenses and other	(47)	32	15
(Increase) decrease due to/from related party	1,008	(10,171)	3,878
Decrease in accounts payable	(75)	—	—
Increase (decrease) in accrued liabilities	—	213	(213)

Net cash used in operating activities	(12,451)	(28,672)	(20,504)
Investing activities
Investment in subsidiaries	(320,205)	(245,496)	(30,722)
Other property	—	(2)	2

Net cash used in investing activities	(320,205)	(245,498)	(30,720)
Financing activities
Net proceeds from issuance of units	332,656	325,344	—

Net cash provided by financing activities	332,656	325,344	—

Net increase (decrease) in cash and cash equivalents	—	51,174	(51,224)
Cash and cash equivalents at beginning of period	50	50	51,224

Cash and cash equivalents at end of period	$50	$51,224	$—

 Kosmos Energy Holdings

(A Development Stage Entity)

Valuation and Qualifying Accounts

For the Years Ended December 31, 2008, 2009 and 2010

		Additions
Description	Balance January 1	Charged to Costs and Expenses	Charged to Other Accounts	Deductions From Reserves	Balance December 31
	(In thousands)
2008
Allowance for doubtful receivables	$—	$—	$—	$—	$—

Allowance for deferred tax asset	$9,404	$9,727	$—	$—	$19,131

2009
Allowance for doubtful receivables	$—	$—	$—	$—	$—

Allowance for deferred tax asset	$19,131	$14,618	$—	$—	$33,749

2010
Allowance for doubtful receivables	$—	$39,782	$—	$—	$39,782

Allowance for deferred tax asset	$33,749	$(3,609)	$—	$—	$30,140

Item 17.    Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                i.  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               ii.  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                i.  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

               ii.  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

              iii.  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

              iv.  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (d)   The undersigned registrant hereby undertakes that:

          (1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, Texas on March 30, 2011.

Kosmos Energy Ltd.
By:	/s/ BRIAN F. MAXTED Brian F. Maxted Director and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ BRIAN F. MAXTED Brian F. Maxted	Director and Chief Executive Officer (Principal Executive Officer)	March 30, 2011
/s/ W. GREG DUNLEVY W Greg. Dunlevy	Chief Financial Officer and Executive Vice President (Principal Financial Officer)	March 30, 2011
/s/ SYLVIA MANOR Sylvia Manor	Vice President and Controller (Principal Accounting Officer)	March 30, 2011
* John R. Kemp	Chairman of the Board of Directors	March 30, 2011
* David I. Foley	Director	March 30, 2011
* Jeffrey A. Harris	Director	March 30, 2011
* David B. Krieger	Director	March 30, 2011
* Prakash A. Melwani	Director	March 30, 2011
* Adebayo O. Ogunlesi	Director	March 30, 2011
* Chris Tong	Director	March 30, 2011
* Christopher A. Wright	Director	March 30, 2011

*By:	/s/ BRIAN F. MAXTED Brian F. Maxted Attorney-in-Fact

 INDEX OF EXHIBITS

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement*
3.1	Certificate of Incorporation of Kosmos Energy Ltd. (the "Company")****
3.2	Memorandum of Association of the Company****
3.3	Form of Bye-laws of the Company
3.4	Fourth Amended and Restated Operating Agreement of Kosmos Energy Holdings (the "Predecessor"), as amended
3.5	Memorandum of Association of the Predecessor****
3.6	Articles of Association of the Predecessor****
4.1	Specimen share certificate*
5.1	Opinion of Conyers Dill & Pearman Limited*
9.1	Form of Shareholders Agreement.
10.1	Petroleum Agreement in respect of West Cape Three Points Block Offshore Ghana dated July 22, 2004 among the GNPC, Kosmos Ghana and the E.O. Group.***
10.2	Operating Agreement in respect of West Cape Three Points Block Offshore Ghana dated July 27, 2004 between Kosmos Ghana and E.O. Group.***
10.3	Petroleum Agreement in respect of the Deepwater Tano Contract Area dated March 10, 2006 among GNPC, Tullow Ghana, Sabre and Kosmos Ghana.***
10.4	Joint Operating Agreement in respect of the Deepwater Tano Contract Area, Offshore Ghana dated August 14, 2006, among Tullow Ghana, Sabre Oil and Gas Limited, and Kosmos Ghana.***
10.5	Assignment Agreement in respect of the Deepwater Tano Block dated September 1, 2006, among Anadarko WCTP and Kosmos Ghana.***
10.6
Unitization and Unit Operating Agreement covering the Jubilee Field Unit located offshore the Republic of Ghana dated July 13, 2009, among GNPC, Tullow, Kosmos Ghana, Anadarko WCTP, Sabre and E.O. Group.***
10.7	Atwood Hunter Offshore Drilling Contract dated June 23, 2008 among Kosmos Ghana, Alpha Offshore Drilling Services Company and Noble Energy EG Ltd., as amended.****
10.8	Ndian River Production Sharing Contract dated November 20, 2006 between the Republic of Cameroon and Kosmos Cameroon.***
10.9	Decree 2005/249 dated June 30, 2005 granting Perenco and SNH the Kombe-N'sepe Permit.***
10.10	Contract of Association relating to the Kombe-N'sepe Permit dated December 11, 1997 between the Republic of Cameroon, CMS Nomeco Cameroon, Globex Cameroon and SNH.***
10.11	Convention of Establishment relating to the Kombe-N'sepe Permit dated December 11, 1997 between the Republic of Cameroon, CMS Nomeco Cameroon and Globex Cameroon.***
10.12	Deed of Assignment of the Kombe-N'sepe Permit, Contract of Association and Convention of Establishment dated November 16, 2005 between Perenco and Kosmos Cameroon.***

Exhibit Number		Description of Document
10.13		Agreement on the Management of Petroleum Operations (JOA) covering the Kombe-N'sepe Permit dated July 3, 2008 among SNH, Perenco and Kosmos Cameroon.***
10.14		Petroleum Agreement regarding the exploration for and exploitation of hydrocarbons in the area of interest named Boujdour Offshore dated May 3, 2006 between ONHYM and Kosmos Morocco.***
10.15		Association Contract regarding the exploration for and exploitation of hydrocarbons in the Boujdour Offshore Block dated May 3, 2006 between ONHYM and Kosmos Morocco.***
10.16		Memorandum of Understanding regarding a new petroleum agreement covering certain areas of the Boujdour Offshore Block dated September 27, 2010 between ONHYM and Kosmos Morocco.***
10.17		Common Terms Agreement, dated July 13, 2009 among Kosmos Finance, Kosmos Ghana, Kosmos Development and the various financial institutions and others party thereto, as amended.***
10.18		Definitions Agreement, dated July 13, 2009 among Kosmos Finance, Kosmos Ghana, Kosmos Development and the various financial institutions and others party thereto, as amended.***
10.19
Senior Bank Facility Agreement, dated July 13, 2009 among Kosmos Finance, Kosmos Development, Kosmos Ghana, Standard Chartered Bank, BNP Paribas SA, Societe Generale, Calyon, ABSA Bank Limited, Africa Finance Corporation, Cordiant Emerging Loan Fund III, L.P. and various other financial institutions party thereto, as amended.***
10.20		Intercreditor Agreement, dated July 13, 2009 among Kosmos Finance, Kosmos Ghana, Kosmos Development and the various financial institutions and others party thereto, as amended.***
10.21	†	Form of Long Term Incentive Plan
10.22	†	Form of Annual Incentive Plan
10.23	†	Form of Non-Qualified Stock Option Award Agreement
10.24	†	Form of Restricted Stock Award Agreement (Exchange)
10.25	†	Form of Restricted Stock Award Agreement (Service Vesting)
10.26	†	Form of Restricted Stock Award Agreement (Performance Vesting)
10.27		Form of Director Indemnification Agreement*
10.28	†
Retirement Agreement dated December 17, 2010 between Kosmos Energy, LLC, Kosmos Energy Holdings, James C. Musselman, Musselman-Kosmos, Ltd. and funds affiliated with Warburg Pincus LLC and The Blackstone Group L.P.***
10.29	†	Consulting Agreement dated November 17, 2010 between Kosmos Energy Holdings and John R. Kemp***
10.30	†	Form of Executive Employment Agreement
10.31		Letter agreement, dated May 4, 2010 among Tullow Ghana Limited, Anadarko WCTP Company and Kosmos Energy Ghana HC****
21.1		List of Subsidiaries***
23.1		Consent of Ernst & Young LLP****
23.2		Consent of Netherland, Sewell & Associates, Inc.****
23.3		Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1)*

Exhibit Number	Description of Document
24	Power of Attorney (included on the signature pages of this registration statement)
99.1
Estimate of Reserves and Future Revenue to the Kosmos Energy Interest in the Jubilee Field Phase 1 Development Unit Area located in the West Cape Three Points and Deepwater Tano License Areas Offshore Ghana as of December 31, 2009.****
99.2
Estimate of Reserves and Future Revenue to the Kosmos Energy Interest in the Jubilee Field Phase 1 Development Unit Area located in the West Cape Three Points and Deepwater Tano License Areas Offshore Ghana as of December 31, 2010.****
99.3	Consent of David I. Foley, as director nominee**
99.4	Consent of Jeffrey A. Harris, as director nominee**
99.5	Consent of David Krieger, as director nominee**
99.6	Consent of Prakash A. Melwani, as director nominee**
99.7	Consent of Bayo O. Ogunlesi, as director nominee**
99.8	Consent of Christopher A. Wright, as director nominee**

*
To be filed by amendment.

**
Filed as part of this registration statement on Form S-1 (Registration No. 333-171700) on January 14, 2011.

***
Filed as part of this registration statement on Form S-1 (Registration No. 333-171700) on March 3, 2011.

****
Filed as part of this registration statement on Form S-1 (Registration No. 333-171700) on March 23, 2011.

†
Management contract or compensatory plan or arrangement.

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 13. Other Expenses of Issuance and Distribution.
  Item 14. Indemnification of Directors and Officers.
  Item 15. Recent Sales of Unregistered Securities.
  Item 16. Exhibits and Financial Statement Schedules.
Kosmos Energy Holdings (A Development Stage Entity) Condensed Parent Company Balance Sheets
Kosmos Energy Holdings (A Development Stage Entity) Condensed Parent Company Statements of Operations
Kosmos Energy Holdings (A Development Stage Entity) Condensed Parent Company Statements of Cash Flows
Kosmos Energy Holdings (A Development Stage Entity) Valuation and Qualifying Accounts For the Years Ended December 31, 2008, 2009 and 2010
  Item 17. Undertakings.
SIGNATURES
INDEX OF EXHIBITS